UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2023

THE SINGING MACHINE COMPANY, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41405	95-3795478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

(Address of principal executive offices) (Zip Code)

(954) 596-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	MICS	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by The Singing Machine Company, Inc. (the “Company”) with the U.S. Securities and Exchange Commission on December 19, 2023 (the “Original Form 8-K”). The Original Form 8-K was filed to report the results of the Company’s 2023 Annual Meeting of Stockholders held on December 18, 2023 (the “2023 Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision as to the frequency of future stockholder advisory votes regarding the compensation of the Company’s named executive officers (i.e. “say on pay” votes). Except as set forth herein, no other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Consistent with the recommendation of the Company’s Board of Directors (the “Board”) as set forth in the Company’s proxy statement with respect to the 2023 Annual Meeting, a majority of votes at the 2023 Annual Meeting were cast in favor of conducting “say on pay” votes every three years. In light of this result and in accordance with the Board’s recommendation, the Board has determined that the Company will conduct “say on pay” votes every three years until the next required stockholder advisory vote regarding the frequency of such votes. The next advisory vote regarding “say on pay” frequency is currently expected to be held at the Company’s 2029 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2024

THE SINGING MACHINE COMPANY, INC.

By:	/s/ Gary Atkinson
Gary Atkinson
Chief Executive Officer